UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

As previously disclosed, at the 2021 annual meeting of stockholders of Aemetis, Inc. (the “Company”) held on August 26, 2021 (the “2021 Annual Meeting”), the Company’s stockholders approved the proposed reincorporation of the Company from Nevada to Delaware (the “Reincorporation”) by means of a Plan of Conversion, as described in the Company’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting filed with the Securities and Exchange Commission on July 23, 2021 (as supplemented from time to time, the “2021 proxy statement”). Pursuant to the Plan of Conversion, the Company effected the Reincorporation at 12:00pm ET on October 28, 2021 by filing a Certificate of Conversion and a Certificate of Incorporation (the “Delaware Certificate”) with the Secretary of State of the State of Delaware and by filing Articles of Conversion with the Secretary of State of the State of Nevada (the “Nevada Articles of Conversion”). Pursuant to the Plan of Conversion, the Company also adopted new Bylaws (the “Delaware Bylaws”).

At the effective time of the Reincorporation:

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the affairs of the Company ceased to be governed by the Nevada Revised Statutes, the Company’s existing articles of incorporation and bylaws, and instead became governed by the General Corporation Law of the State of Delaware, the Delaware Certificate and the Delaware Bylaws;

-

each outstanding share of the common stock of the Company previously incorporated in Nevada (“Aemetis Nevada”) automatically converted into one share of common stock of the Company reincorporated in Delaware (“Aemetis Delaware”), and certificates issued for shares of Aemetis Nevada’s common stock prior to the Reincorporation automatically came to represent shares of Aemetis Delaware’s common stock upon completion of the Reincorporation;

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each outstanding option to purchase shares of Aemetis Nevada’s common stock was converted into an option to purchase the same number of shares of Aemetis Delaware’s common stock, with no other changes in the terms and conditions of such options; and

-

the Company’s other employee benefit arrangements, including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, continued upon the terms and subject to the conditions specified in such plans.

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation. In addition, the Company’s Board of Directors continued to consist of those persons elected to the Board of Directors at the 2021 Annual Meeting, and the individuals serving as officers of the Company immediately prior to the Reincorporation continue to serve as officers of the Company without a change in title or responsibilities.

Copies of the Delaware Certificate, the Delaware Bylaws, the Plan of Conversion, the Nevada Articles of Conversion and the Certificate of Conversion are filed as Exhibits 3.1, 3.2, 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 28, 2021.
3.2	Certificate of Designations of Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 28, 2021.
3.3	Bylaws, dated October 28, 2021.
99.1	Plan of Conversion, dated October 1, 2021.
99.2	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on October 29, 2021.
99.3	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on October 28, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

November 2, 2021	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

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